UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/30/2004

OLIN CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-1070

VA	13-1872319
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

501 Merritt 7 P.O. Box 4500
Norwalk, CT 06856
(Address of Principal Executive Offices, Including Zip Code)

203-750-3000
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 7.    Financial statements and exhibits

Exhibit 99.1 - Press Release, dated July 30, 2004.

Item 9.    Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the registrant's press release dated July 30, 2004, announcing Olin entered into a new $160 million five-year Senior Revolving Credit Facility which replaces its $140 million Senior Revolving Credit Facility.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OLIN CORP

Date: July 30, 2004.	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
GRAPHIC.
EX-99.1	Press Release, dated July 30, 2004